                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-56668

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 16, 2001)

                                 [VERITAS LOGO]

                                VERITAS DGC INC.

           1,137,467 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE

         This document supplements the Prospectus dated March 16, 2001 relating to 1,137,467 shares of our common stock, par value $.01 per share. The selling stockholders named in the Prospectus and in this Prospectus Supplement hold the shares of common stock being offered. This Prospectus Supplement is incorporated by reference into the Prospectus, and all terms used herein shall have the meaning assigned to them in the Prospectus. On March 22, 2001 the last sale price of our common stock on the New York Stock Exchange was $29.73. Our common stock is listed on the New York Stock Exchange under the trading symbol "VTS" and on the Toronto Stock Exchange under the symbol "VER."

         We have been informed that Altira Technology Fund I, LLC and Altira Technology Fund II LLC, two of the selling stockholders named in the Prospectus, have transferred 79,967 shares and 261,900 shares, respectively, to their fund investors as reflected in this Prospectus Supplement. This Prospectus Supplement amends the table on pages 7 and 8 of the Prospectus to add those fund investors as selling stockholders beneficially owning, and offering hereby, a total of 341,867 shares of our common stock, as described on the following page. In addition, Altira Technology Fund I, LLC and Altira Technology Fund II LLC may transfer the 7,589 shares and 24,846 shares, respectively, retained by them to the same fund investors listed herein, on a pro rata basis, which shares, if so transferred, those fund investors may also offer hereby.

         SEE "RISK FACTORS," WHICH BEGINS ON PAGE 4 OF THE ACCOMPANYING PROSPECTUS, FOR CERTAIN INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE COMMON STOCK.

                                -----------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE DISTRIBUTED UNDER THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                -----------------

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MARCH 26, 2001.





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Altira Technology Fund I, LLC transferees:

                                          Number of Shares of                                    Number of Shares of
                                             Common Stock              Number of                   Common Stock
                                          Beneficially Owned          Shares Being               Beneficially Owned
Name                                    Prior to the Offering(1)        Offered                 After the Offering(2)
----                                    ------------------------      ------------              ---------------------
Altira Group LLC                                13,691                   13,691                          -0-
Elisabeth C. Dudley                              4,043                    4,043                          -0-
Frederic C. Hamilton                             7,032                    7,032                          -0-
Greenhouse Associates                           16,167                   16,167                          -0-
Article Twelfth Trust                            8,080                    8,080                          -0-
John F. Greene                                   3,234                    3,234                          -0-
Labyrinth Enterprises, LLC                       1,617                    1,617                          -0-
Oil Tech Partnership                             8,080                    8,080                          -0-
Peter L. Edwards                                   239                      239                          -0-
Superior Partners, Ltd.                         16,167                   16,167                          -0-
Thomas A. Petrie                                 1,617                    1,617                          -0-
Altira Technology Fund I, LLC                    7,589                    7,589                          -0-

Total                                           87,556                   87,556                           -0-


Altira Technology Fund II LLC transferees:

                                          Number of Shares of                                    Number of Shares of
                                              Common Stock              Number of                   Common Stock
                                           Beneficially Owned          Shares Being              Beneficially Owned
Name                                    Prior to the Offering(1)         Offered                After the Offering(2)
----                                    ------------------------      --------------            ---------------------
Altira Group LLC                                19,257                    19,257                          -0-
AL Partners                                      9,191                     9,191                          -0-
Cicely d'A. Angleton                             6,127                     6,127                          -0-
Barbara Oil Company                             24,510                    24,510                          -0-
Bolsa Partners IV                               12,255                    12,255                          -0-
Elisabeth C. Dudley                              3,063                     3,063                          -0-
Article Twelfth Trust                            6,127                     6,127                          -0-
George J. Fillis                                   612                       612                          -0-
William T. Grant Foundation, Inc.               24,510                    24,510                          -0-
John F. Greene                                   2,451                     2,451                          -0-
Greenhouse Associates                           12,255                    12,255                          -0-
Frederic C. Hamilton                            24,510                    24,510                          -0-
HFC Altira, L.P.                                24,510                    24,510                          -0-
John O. Lyles                                    2,451                     2,451                          -0-
James R. Newell                                    612                       612                          -0-
Oil Tech Jr. Partnership                         6,127                     6,127                          -0-
Thomas A. Petrie                                 2,451                     2,451                          -0-
John M. Reynolds Revocable Trust                   612                       612                          -0-
Godfrey S. Rockefeller "C" Trust                 3,063                     3,063                          -0-
The Trustees of the Ronald Family
Trust B                                         24,510                    24,510                          -0-
H. Leighton Steward                                612                       612                          -0-
Robert G. Stone, Jr.                             3,063                     3,063                          -0-
Superior Partners, Ltd.                         12,255                    12,255                          -0-
Ultrabridge Limited                             36,766                    36,766                          -0-
Altira Technology Fund II LLC                   24,846                    24,846                          -0-

Total                                          286,746                   286,746                          -0-

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(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2) Assumes each selling stockholder sells all of the shares of common stock offered under this prospectus.




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